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                                                                EXHIBIT 10.45





Irwin J. Gruverman                                   December 31, 2000
16 Tanglewood Road
Needham, MA 02494

Dear Mr. Gruverman:

This will confirm our Agreement concerning charges you will incur in connection with your activities for G&G Diagnostics Corporation, and other arrangements.

You may maintain an office in our premises at 30 Ossipee Road and will pay MFIC $900.00 per month for space, incidental administrative support, minor supplies usage, and limited use of the telephone and copying resources. You will reimburse MFIC for express charges, accounting help and materials and services purchased through our system. This arrangement will end when G&G Fund ceases its activities, projected as July, 2001.

Jack Swig will be an employee of MFIC. He will be available to G&G on a limited consulting basis. G&G will reimburse MFIC at a rate of $1500.00 per month for such services, for so long as G&G carries on its activities, projected to end by July, 2001.

MFIC CORP.

/s/ Robert Bruno                                 /s/ Irwin Gruverman
---------------------------                      ----------------------------
Robert Bruno, COO                                Irwin Gruverman
                                                   for myself and as
/s/ Irwin Gruverman                                President, G&G
---------------------------                        Diagnostics Corp.
Irwin Gruverman, CEO, Chairman